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                                                                    Exhibit 10-i

                     Additional Change of Control Provisions
                             for David J. Ockleshaw
                         relating to a Change of Control
                       of Chiquita Processed Foods, L.L.C.

If, within two years after a Change of Control of Chiquita Processed Foods, L.L.C. ("CPF"), your employment with CPF is terminated without Cause or you resign for Good Reason, you will be entitled to receive a lump-sum severance payment equal to two times the sum of your then-current base salary plus your then-current target bonus opportunity, and 100% vesting of all stock options. "Change of Control" means (i) CPF ceasing to be a direct or indirect subsidiary of Chiquita Brands International, Inc. or its successor entity ("CBII") or (ii) a sale of substantially all of CPF's assets to an entity other than CBII or a CBII subsidiary. "Good Reason" means a reduction in your base salary or target bonus opportunity, a materially adverse change in your title or job responsibilities or a required relocation outside a 50 mile radius of Company headquarters. "Cause" means commission of a felony, an act of willful dishonesty or continuous failure to perform responsibilities after written demand by your employer.

Regarding a change of control at Chiquita Brands International, should a change of control provision be offered to a class of executives, you will be included in said class and covered by the applicable provisions.